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                                                                     Exhibit 5.1

                               BUCHANAN INGERSOLL
                               ------------------
                            PROFESSIONAL CORPORATION
                                   Attorneys


                                                   One Oxford Centre
                                                   301 Grant Street, 20th Floor
                                                   Pittsburgh, PA 15219-1410
                                                   Telephone: 412-562-8800
                                                   Fax: 412-562-1410

                               November 19, 1996

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:  ANSOFT CORPORATION
              ------------------

Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission by Ansoft Corporation (the "Company") covering the registration under the Securities Act of 1933, as amended, of 568,566 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), which may be offered pursuant to the Company's 1988 Stock Option Plan and 648,000 shares of the Common Stock which may be offered pursuant to the Company's 1995 Stock Option Plan (collectively, the "Plans").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, minutes of the meetings of the board of directors of the Company, and such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

              (a)   The organization of the Company; and

              (b) The legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans.


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         Based upon our examination and review of such documents, records, certificates and instruments and our review of applicable laws, we are of the opinion that:

              (a) The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware;

              (b) The Company has taken all necessary and required corporate action in connection with the creation of the Plans; and

              (c) When the Registration Statement shall have been filed with the Commissioner, the 568,566 shares of Common Stock issuable pursuant to the 1988 Stock Option Plan and the 648,000 shares of Common Stock issuable pursuant to the 1995 Stock Option Plan shall have been duly authorized and, when paid for, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION

                                           By: /s/ LEWIS U. DAVIS, JR.
                                               -----------------------
                                                   Lewis U. Davis, Jr.